                                                       EXHIBIT 23(a)


MOSS ADAMS LLP  (MRI)
-------------------------------------------------------------------------------
Certified Public Accountants



We hereby consent to the use of our reports dated September 21, 2000 and February 20, 2001, on the financial statements of Credit Concepts, Inc. in the Post-Effective Amendment (File No. 333-66853).


/s/ Moss Adams LLP

Portland, Oregon
May 11, 2001



A member of
Moores Rowland International
an association of independent
accounting firms throughout
the world